Ohr Pharmaceutical, Inc. 10-K

Exhibit 10.11(b)

OHR PHARMACEUTICAL, INC.

2016 CONSOLIDATED STOCK INCENTIVE PLAN

Nonqualified Stock Option Agreement

No. of shares subject to
Nonqualified Stock Option:

THIS NONQUALIFIED STOCK OPTION AGREEMENT (this “Agreement”) dated as of the [_______] day of [________], by and between OHR PHARMACEUTICAL, INC., a Delaware corporation (the “Company”), and [____________] (the “Participant”), is made pursuant and subject to the provisions of the Ohr Pharmaceutical, Inc. 2016 Consolidated Stock Incentive Plan (the “Plan”), a copy of which is attached hereto. All terms used herein that are defined in the Plan have the same meaning given them in the Plan.

1.

Grant of Option. Pursuant to the Plan, the Company, on [_________] (the “Date of Grant”), granted to the Participant, subject to the terms and conditions of the Plan and subject further to the terms and conditions herein set forth, the right and option (the “Option”) to purchase from the Company all or any part of an aggregate of [_____] shares of the Common Stock of the Company at the exercise price of $[____] per share (the “Option Price”). The Option Price is not less than the Fair Market Value of a share of the Common Stock on the Date of Grant.

This Option is subject to the following terms and conditions:

2.

Expiration Date. This Option shall expire at [_______], on [_________] (the “Expiration Date”) or such earlier time as set forth in Section 4 of this Agreement.

3.

Vesting and Exercise of Option.

(a)

In General. Subject to earlier vesting or forfeiture as provided below, this Option shall become vested and exercisable [immediately] [on the following dates, provided the Participant has been continuously providing services to the Company or an Affiliate from the Date of Grant until each such time:

Vesting Date	Additional Shares of Common Stock for which the Option May be Exercised]

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(b)

Death or Disability. Notwithstanding the foregoing, this Option shall fully vest and become exercisable, to the extent not then previously vested or exercised, in the event the Participant’s service with the Company and its Affiliates is terminated as a result of the Participant’s death or Disability, prior to both the Expiration Date and the termination of the Participant’s rights under any other provision of this Agreement. For purposes of this Agreement, the Participant shall be considered to have a “Disability” if he is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. The Committee, in its sole discretion, shall determine, for purposes of this Agreement, whether the Participant has incurred such a Disability and whether the Participant has terminated service on account of such a Disability.

(c)

Change in Control. Notwithstanding the foregoing, this Option shall fully vest and become exercisable as of the Control Change Date, to the extent not then previously vested or exercised, in the event that (i) the Company experiences a Change in Control prior to both the Expiration Date and the termination of the Participant’s rights under any other provision of this Agreement and (ii) and no provision is made therein for the continuance, assumption or substitution of the Option by the Company or its successor in connection with such Change in Control, provided the Participant has been continuously providing services to the Company or an Affiliate from the Date of Grant until the Control Change Date.

(d)

[Business Development Transaction. Notwithstanding the foregoing, this Option shall fully vest and become exercisable, to the extent not then previously vested or exercised, upon execution of a definitive agreement for a licensing, partnership, or other business development transaction for the OHR-102 program or publication of new successful clinical trial data for the OHR-102 program, prior to both the Expiration Date and the termination of the Participant’s rights under any other provision of this Agreement, provided the Participant has been continuously providing services to the Company or an Affiliate from the Date of Grant until the date of execution of such agreement or publication of such data.]

4.

Time of Exercise.

(a)

In General. Once this Option has become vested and exercisable in accordance with Section 3, it shall continue to be exercisable until the earlier of the termination of the Participant’s rights hereunder pursuant to this Section 4 or the Expiration Date. A partial exercise of this Option shall not affect the Participant’s right to exercise the Option with respect to the remaining shares, subject to the conditions of the Plan and this Agreement.

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(b)

Effect of Termination of Service.

(i)

In General. If the Participant ceases to provide services to the Company and its Affiliates for any reason, other than death or Cause as provided below, prior to the Expiration Date and the termination of the Participant’s rights under any other provision of this Agreement, this Option shall be exercisable for all or any part of the number of shares of Common Stock that the Participant is entitled to purchase pursuant to Section 3 as of the Termination Date, reduced by the number of shares for which the Participant previously exercised the Option, until the earlier of (x) the Expiration Date or (y) the date that is three (3) months after the Termination Date. Any portion of the Option that remains unexercised after the expiration of such period shall terminate and be forfeited.

(ii)

Termination on Account of Death. Notwithstanding the foregoing, if the Participant dies while providing services to the Company or any Affiliate and prior to the Expiration Date and the termination of the Participant’s rights under any other provision of this Agreement, this Option may be exercised by the Participant’s estate, or the person or persons to whom his rights under this Option shall pass by will or the laws of descent and distribution, for all or any part of the number of shares of Common Stock that the Participant is entitled to purchase pursuant to Section 3 as of the Termination Date, reduced by the number of shares for which the Participant previously exercised the Option, until the earlier of (x) the Expiration Date or (y) one year after the Participant’s death. Any portion of the Option that remains unexercised after the expiration of such period shall terminate and be forfeited.

(iii)

Termination for Cause. Notwithstanding any other provision of this Agreement, all rights hereunder will be immediately discontinued and forfeited, and the Company shall not have any further obligation hereunder to the Participant and this Option will not be exercisable for any number of shares of Common Stock (even if the Option previously became vested or exercisable), on and after the time the Participant is notified of the Participant’s discharge from service with the Company or any Affiliate for Cause.

5.

Method of Exercise and Payment for Shares. The method for exercise described in this Section 5 shall be the sole method of such exercise. The Participant may exercise the Option by delivery to the Company of written notice providing: (i) the name of the Participant; (ii) the address to which Common Stock certificates are to be mailed; (iii) an identification of the Option being exercised by reference to the date first written above; and (iv) payment in the amount of the product of the Option Price times the number of shares with respect to which the Option is being exercised (the “Exercise Price”), delivered in person or sent by first class registered, certified or overnight mail, postage prepaid, or telecopied with a confirmation copy by regular, certified or overnight mail, addressed or telecopied, as the case may be, to the Treasurer of the Company. The Participant shall pay the Exercise Price and any applicable tax withholdings in cash or cash equivalent acceptable to the Committee or, in the Committee’s sole discretion by (a) surrendering shares of Common Stock the Participant already owns and which have a fair market value (determined as of the day preceding the date of exercise) equal to the Exercise Price and/or minimum required withholding, if applicable; (b) a cashless exercise through a broker; (c) a “net exercise” procedure; (d) by such other medium of payment as the Committee in its discretion shall authorize or (e) any combination of the allowable methods of payment set forth herein.

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6.

Nontransferability. This Option is nontransferable except by will or the laws of descent and distribution. During the Participant’s lifetime, only the Participant may exercise this Option. No right or interest of a Participant in this Option shall be liable for, or subject to, any lien, obligation or liability of the Participant.

7.

No Rights as Stockholder. The Participant shall have no rights as a stockholder with respect to Common Stock covered by the Option until the date of issuance to the Participant of a stock certificate for such Common Stock; and, except as otherwise provided in Section 11 hereof, no adjustment for dividends or otherwise shall be made if the record date thereof is prior to the date of issuance of such certificate.

8.

Agreement to Terms of the Plan and Agreement. The Participant has received a copy of the Plan, has read and understands the terms of the Plan and this Agreement, and agrees to be bound by their terms and conditions.

9.

Tax Consequences. The Participant acknowledges (a) that there may be adverse tax consequences upon acquisition or disposition of the shares of Common Stock received upon exercise of this Option, (b) that Participant should consult a tax adviser prior to such acquisition or disposition and (c) that in the event of a Change in Control, benefits may be limited pursuant to Article XV of the Plan. The Participant is solely responsible for determining the tax consequences of the Option and for satisfying the Participant’s tax obligations with respect to the Option (including, but not limited to, any income or excise taxes resulting from the application of Code Section 4999), and the Company and its Affiliates shall not be liable if this Option is subject to Code Section 4999.

10.

Fractional Shares. Fractional shares shall not be issuable hereunder, and when any provision hereof may entitle the Participant to a fractional share, such fractional share shall be disregarded.

11.

Change in Capital Structure. The terms of this Option shall be adjusted in accordance with the terms and conditions of the Plan as the Committee determines is equitably required in the event the Company effects one or more stock dividends, stock splits, subdivisions or consolidations of shares or other similar changes in capitalization.

12.

Notice. Any notice or other communication given pursuant to this Agreement, or in any way with respect to this Agreement, shall be in writing and shall be personally delivered or mailed by United States registered or certified mail, postage prepaid, return receipt requested, to the following addresses:

If to the Company:

Ohr Pharmaceutical, Inc.

800 Third Ave, 11th Floor

New York, NY 10022

Attention: Chief Financial Officer

If to the Participant:

__________________________________________

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13.

No Right to Continued Employment or Service. Neither the Plan, the granting of this Option nor any other action taken pursuant to the Plan or this Agreement constitutes or is evidence of any agreement or understanding, expressed or implied, that the Company or any Affiliate shall retain the Participant as an employee or service provider for any period of time or at any particular rate of compensation.

14.

Binding Effect. Subject to the limitations stated above and in the Plan, this Agreement shall be binding upon and inure to the benefit of the legatees, distributees, transferees and personal representatives of the Participant and the successors of the Company.

15.

Conflicts. In the event of any conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of the Plan shall govern. All references herein to the Plan shall mean the Plan as in effect on the date hereof.

16.

Counterparts. This Agreement may be executed in a number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one in the same instrument.

17.

Compliance with Law. The Company shall make reasonable efforts to comply with all applicable federal and state securities laws; provided, however, that notwithstanding any other provision of this Agreement, the shares of Common Stock shall not be issued if the issuance thereof would result in a violation of any such law.

18.

Section 409A. Notwithstanding any of the provisions of this Agreement, it is intended that the Option be exempt from Code Section 409A. Notwithstanding the preceding, neither the Company nor any Affiliate shall be liable to the Participant or any other person if the Internal Revenue Service or any court or other authority have any jurisdiction over such matter determines for any reason that the Option is subject to taxes, penalties or interest as a result of failing to be exempt from, or comply with, Code Section 409A.

19.

Miscellaneous. The parties agree to execute such further instruments and take such further actions as may be necessary to carry out the intent of the Plan and this Agreement. This Agreement and the Plan shall constitute the entire agreement of the parties with respect to the subject matter hereof.

20.

Governing Law. This Agreement shall be governed by the laws of the State of Delaware, except to the extent federal law applies.

[Signature page to follow]

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IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by a duly authorized officer, and the Participant has affixed his signature hereto.

COMPANY:

OHR PHARMACEUTICAL, INC.

By:
Name:
Title:

PARTICIPANT:

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